EXHIBIT 10.6

June 30, 2007

SandRidge Capital, L.P.
1300 Post Oak Blvd., Suite 325
Houston, Texas 77056

Attention: Mr. Andrew M. Rowe

Re:    Management Agreement Renewals

Dear Mr. Rowe:

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the ‘‘Management Agreements’’). We are extending the term of the Management Agreements through June 30, 2008 and all other provisions of the Management Agreements will remain unchanged.

•	SB Bristol Energy Fund LP

•	CMF SandRidge Master Fund LP

•	Citigroup Energy Advisors Portfolio L.P.

•	SSB Diversified 2000 Futures Fund L.P.

•	CMF SandRidge Feeder (Cayman) Ltd.

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Ms. Jennifer Magro at the address above or fax to 212-793-1986. If you have any questions I can be reached at 212-559-5046.

Very truly yours,

CITIGROUP MANAGED FUTURES LLC

By:    /s/ Jennifer Magro
        Jennifer Magro
        Chief Financial Officer & Director

By:    /s/ Andrew M. Rowe

Print Name: Andrew M. Rowe

JM/sr